Exhibit 99.2

IndiCue, Inc.

FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

IndiCue, Inc.

TABLE OF CONTENTS

Page
Independent Auditors’ Report	3
Financial Statements
Balance sheets as of December 31, 2024 and 2023	5
Statements of operations for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023	6
Statements of changes in stockholder’s equity for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023	7
Statements of cash flows for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023	8
Supplemental cash flow information and disclosure of non-cash financing activity for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023	9
Notes to the financial statement	10

EisnerAmper LLP 111 Wood Avenue South lselin, NJ 08830-2700 T 732.243.7000 F 732.951.7400 www.eisneramper.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of lndiCue, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of lndiCue, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of lndiCue, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period from inception (July 26, 2023) through December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

“EisnerAmper” is the brand name under which EisnerAmper LLP and Eisner Adviscry Group LLC and its subsidiary entities provide professional services. EisnerAmper LLP and Eisner advisory Group LLC are independently owned firms that practice in alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations and professional standards. EisnerAmper LLP is a licensed CPA firm that provides attest services, and Eisner Advisory Group LLC and its subsidiary entities provide tax and business consulting services. Eisner Advisory Group LLC and its subsidiary entities are not licensed CPA firms.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

EISNERAMPER LLP
lselin, New Jersey
December 16, 2025

EisnerAmper LLP
www.eisneramper.com

IndiCue, Inc.

BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,353,517	$30
Accounts receivable, net of allowance	4,354,387	43,377
Other current assets	8,765	—

Total current assets	5,716,669	43,407
Other long-term assets	7,118	2,942

Total Assets	$5,723,787	$46,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,501,988	$55,806
Income tax payable	579,667	—

Total current liabilities	4,081,655	55,806
Stockholders’ Equity
Class A common stock, par value $0.00001, 22,000,000 and 11,000,000 shares authorized as of December 31, 2024 and 2023, respectively, no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Class B common stock, par value $0.00001, 20,000,000 and 10,000,000 shares authorized as of December 31, 2024 and 2023, respectively, 9,000,000 shares issued and outstanding as of December 31, 2024 and 2023	90	90
Accumulated earnings (deficit)	1,642,042	(9,547)

Total stockholders’ equity	1,642,132	(9,457)

Total Liabilities and Stockholders’ Equity	$5,723,787	$46,349

See accompanying Notes to Financial Statements

IndiCue, Inc.

STATEMENTS OF OPERATIONS

	For the Periods Ended December 31,
	2024	2023
Revenues	$10,006,644	$43,288
Revenues - related party	201,301	89

Total revenues	10,207,945	43,377
Cost of revenues	1,135,377	32,617
Cost of revenues - related party	6,117,041	—

Total cost of sales	7,252,418	32,617

Gross profit	2,955,527	10,760

Operating expenses:
Selling, general and administrative	473,830	22,615
Research and development expenses	56,459	574

Total operating expenses	530,289	23,189

Income (loss) from operations	2,425,238	(12,429)
Interest income	5,612	—

Income (loss) before income taxes	2,430,850	(12,429)
(Provision) benefit for income taxes	(629,261)	2,942

Net income (loss)	$1,801,589	$(9,487)

See accompanying Notes to Financial Statements

lndiCue, Inc.

STATEMENTS OF EQUITY

	Class B Common Stock		Additional Paid - in Capital	Accumulated Earnings (Deficit)	Total
	Shares	Amount
Balance as of July 26, 2023	—	$—	$—	$—	$—
Contributions from owners	—	—	30	—	30
Issuance of Class B Common stock upon conversion from a limited liability company to a corporation	9,000,000	90	(30)	(60)	—
Net loss	—	—	—	(9,487)	(9,487)

Balance at December 31, 2023	9,000,000	$90	$—	$(9,547)	$(9,457)

Net income	—	—	—	1,801,589	1,801,589
Dividends	—	—	—	(150,000)	(150,000)

Balance at December 31, 2024	9,000,000	$90	$—	$1,642,042	$1,642,132

See accompanying Notes to Financial Statements

IndiCue, Inc.

STATEMENTS OF CASH FLOW

	For the Periods Ended December 31,
	2024	2023
Cash flows from operating activities:
Net Income (loss)	$1,801,589	$(9,487)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(4,176)	(2,942)
Provision for credit losses	29,222	—
Changes in operating assets and liabilities:
Accounts receivable	(4,340,232)	(43,377)
Other current assets	(8,765)	—
Accounts payable and accrued expenses	3,446,182	55,806
Income tax payable	579,667	—

Net cash provided by operating activities	$1,503,487	$—

Cash flows from Financing activities:
Contributions from owners	—	30
Payment of dividends	(150,000)	—

Net cash (used) provided by financing activities	$(150,000)	30

Net change in cash and cash equivalents	1,353,487	30
Cash and cash equivalents at beginning of period	30	—

Cash and cash equivalents at end of year	$1,353,517	$30

See accompanying Notes to Financial Statements

IndiCue, Inc.

SUPPLEMENTAL CASH FLOW INFORMATION AND DISCLOSURE OF NON-CASH FINANCING

ACTIVITY

	For the Periods Ended December 31,
	2024	2023
Income taxes paid	$54,420	$—
Non-cash financing activities
Issuance of common stock	$—	$90

See accompanying Notes to Financial Statements

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS

IndiCue, Inc. (the “Company”) was initially formed on July 26, 2023 as IndiCue, LLC and was subsequently converted to a Delaware corporation on November 10, 2023.

The Company provides proprietary location-based digital advertising technology solutions that offer advertisers a targetable, measurable, and accountable way to utilize connected TV (“CTV”) media and data solutions at scale. The Company also provides solutions for media owners, including an advertising platform for DOOH networks that enables users to manage advertising inventory, optimize sales, and monetize unsold inventory.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents:

Cash includes cash on hand and cash in banks. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Accounts receivable and allowance for expected credit losses:

Accounts receivable consists of amounts owed to the Company by its customers on credit generally ranging from 3090 days from the date of invoice. In extending credit, the Company assesses its customers’ creditworthiness by evaluating, among other factors, each customer’s financial condition, credit history and expected credit sales, both initially and on an ongoing basis. The Company estimates the allowance for expected credit losses based on historical bad debts, factors related to specific customers’ ability to pay and current and expected future economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. At December 31, 2024, the Company recorded an allowance for expected credit losses of $29 thousand. No allowance for expected credit losses was recorded at December 31, 2023 or at inception.

Revenue recognition:

The Company primarily derives from two principal revenue streams: Ad Network revenue and Ad Serving revenue, which amounted to approximately $9,488,000 and $720,000 for the year ended December 31, 2024, respectively, and $43,400 and $0 for the period from inception (July 26, 2023) through December 31, 2023, respectively.

For Ad Network revenue, at the beginning of each advertising campaign, the client signs a contract and or insertion order which stipulates the (i) length of the campaign, (ii) number of impressions purchased, and (iii) targeted locations/demographics . Invoicing is based on the number of impressions incurred during each month, typically rendered at the end of each month. Impressions are counted each time a client’s advertising tag is rendered on a procured advertising platform. The transaction price for these impressions is determined upfront as a contracted cost per rmlle (“CPM”) rate. Revenue is recognized at a point in time when the billable impression is delivered, meaning the ad has been successfully served in line with the contract and measurement standards based on the agreed CPM.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Ad serving software represents instances where clients use the Company’s system as a technology platform for managing and delivering their advertising content across designated media channels. The customer signs a contract that grants them access to the “marketplace” and stipulates (i) length of contract and (ii) fees associated with their purchase of impressions. These customers are not purchasing media from the Company but using software as a service. Contract terms range from 1 to 2 years. The Company invoices for access to the platform based on a fixed monthly fee and a usage-based pricing model that includes charges based on queries per second (QPS), as well as contractually specified CPM rates tied to agreed-upon impression volumes. The revenue is presented includes the amount billed for access to the platform and does not include the media purchased through the platform. The Company recognizes Ad Serving revenue over time as access is provided to the customer.

The Company is required to evaluate whether the revenue is presented on a gross or net basis under U.S. GAAP. The Company’s Ad Network revenue is recognized on a gross basis when the company, acting as principal, delivers the contracted media and the related impressions are served to the customer, and the cost of the related media is recorded as cost of revenue. The Company has determined that it acts as the principal in these transactions because it controls the advertising media delivered to the customer and sets the price for purchasing the media.

As of December 31, 2024, there are no significant remaining performance obligations.

Stock-based compensation:

The Company accounts for incentive awards that require payments in amounts that are based, at least in part, on the price of the company’s stock or other equity instruments as stock-based awards in accordance with Financial Accounting Standards Board (“FASB”) ASC 718, Compensation—Stock Compensation (“Topic 718”). Under Topic 718, stock-based awards are accounted for as equity or liability classified awards. Equity classified awards are valued at fair value on the date of grant and that fair value is recognized as an expense over the requisite service period for time based awards and upon performance or contingent events becoming probable of occurring for awards with performance vesting criteria. The Company has elected to account for liability classified awards using the intrinsic value method.

Research and development costs:

Research and development costs are expensed as incurred.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes:

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes, which prescribes an asset and liability method of accounting for income taxes. Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of the existing assets and liabilities and the respective tax basis.

Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred taxes and liabilities from a change in tax rates is recognized in the statement of operations in the period that the tax rate change occurs.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Concentrations:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and money market investments. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 for the period ended December 31, 2024 and 2023.

For the period from inception (July 26, 2023) through December 31, 2023, three customers represented 100% of the Company’s revenues and as of December 31, 2023, these same three customers represented 100% of accounts receivable. For the year ended December 31, 2024, four customers represented 75% of the Company’s revenues and as of December 31, 2024, these same four customers represented 72% of accounts receivable.

For the period from inception (July 26, 2023) through December 31, 2023, one vendor accounted for 100% of purchases. As of December 31, 2023 this same vendor accounted for 58% of accounts payable. During the year ended December 31, 2024, one vendor accounted for 84% of purchases. As of December 31, 2024, this same vendor accounted for 90% of accounts payable.

Fair value measurements:

The Company’s financial instruments include bank deposit accounts, accounts receivable and accounts payable. As of December 31, 2024 and 2023, the carrying value of the Company’s financial instruments approximated fair value, due to their short-term nature.

Recent accounting pronouncements:

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”). ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial statements.

In March 2024, the FASB issued Accounting Standards Update (“ASU”) No.2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. This ASU is effective for public business entities for annual periods beginning after December 15, 2024, and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. If an entity adopts the amendments in an interim period, it should adopt them as of the beginning of the annual period that includes that interim period. The Company is evaluating the impact of this new pronouncement and pending adoption implications.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires an annual tabular effective tax rate reconciliation disclosure including information for specified categories and jurisdiction levels, as well as, disclosure of income taxes paid, net of refunds received, disaggregated by federal, state/local, and significant foreign jurisdiction. This ASU is effective for fiscal years beginning after December 15, 2024. The adoption has an impact on disclosures with no impact on the Company’s results of operations, cash flows, nor financial position.

In March 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which requires additional disclosures of the nature of certain expenses within income statement captions. The standard introduces a tabular disclosure of specified natural expense categories (e.g., inventory purchases, employee compensation, depreciation, amortization) included within relevant line items on the face of the income statement, along with qualitative descriptions of remaining amounts. It also requires disclosure of certain expense, gain, or loss amounts already required under U.S. GAAP and the total amount of selling expenses, including the definition of selling expenses in annual periods. This ASU is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The adoption will affect disclosures only and is not expected to impact the Company’s results of operations, cash flows, or financial position.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets (Financial Instruments—Credit Losses (Topic 326). This amendment allows entities to elect a practical expedient that all entities can use when estimating receivable and contract assets arising from transactions accounted for under ASC 606, revenue from contracts with customers. The amendment adds a practical expedient and an accounting policy election. The ASU is effective for annual reporting periods beginning after December 15, 2025. We are currently evaluating the provisions of this ASU.

In August 2025, the FASB issued ASU 2025-06, Intangibles -Goodwill and Other - Internal-Use Software (Subtopic 350-40). The narrowly drawn changes primarily focus on how companies decide when to count software development costs as an asset (capitalize them). Under the new guidance, a company can capitalize software costs once two conditions are met: the company’s leadership has approved and committed to funding the project and, and it is likely the project will be finished, and the software will work as intended. The ASU is effective for annual reporting periods beginning after December 15, 2027. We are currently evaluating the provisions of this ASU.

NOTE C - STOCKHOLDERS’ EQUITY

The Company was initially formed as a limited liability company on July 26, 2023 and the members of the limited liability company contributed $30 at inception. On November 10, 2023, the Company converted its structure from an LLC to a C-Corp and issued 9,000,000 shares of Class B common shares for the membership units outstanding. The change in corporate structure was recorded as an issuance of Class B stock at par value, reduction of additional paid in capital for the membership units and the difference recorded to accumulated earnings (deficit).

During the year ended December 31, 2024, the Company declared a dividend of $150,000 which was paid to all holders of Class B stock. There were no Class A shares outstanding at the time of the dividend.

The Class A and Class B common stock have the following rights and preferences:

Dividends - The holders of Class A and Class B common stock are entitled to dividends, when, as and if declared by the Board of Directors on a pro-rata basis.

Voting - Each holder of a Class A common share is entitled to one vote per share. Each holder of a Class B common share is entitled to ten votes per share.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Conversion - Each share of Class B common stock may be converted by the holder at any time in a share of Class A common stock. Each share of Class B common stock automatically converts into one share of Class A common stock upon the transfer of the share of Class B common stock to a holder that does not also hold Class B common stock.

NOTE D - STOCK OPTION PLAN

In 2023, the Company adopted the 2023 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options (“ISOs”) and Restricted Stock. The Plan gives broad powers to the Board to administer and implement the Plan, including the authority to determine the terms and conditions for all grants of awards. The terms and conditions of each award are determined by the Board. Under the Plan, the administrator may grant ISOs with a term not to exceed 10 years from the grant date and at an exercise price per share that shall not be less than 100% of the fair value per share of common stock, as determined by (or in a manner approved by) the Board (“Fair Value”), on the date the stock option is granted. In 2023, the Board of Directors approved the reservation of 1,000,000 shares under the Plan. Total shares reserved for issuance under the Plan are 1,000,000 as of December 31, 2024.

Vesting for grants typically occurs over 30 months. The Board may amend, modify or terminate any outstanding award, including but not limited to the award being repurchased by the Company, substituting another award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-statutory stock option. The participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Plan or the change is permitted under the Plan.

At December 31, 2024 and 2023, there were no awards outstanding under the Plan.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - INCOME TAXES

During the year ended December 31, 2024 and the period from inception (July 26, 2023) to December 31, 2023, we recorded income tax expense (benefit) of $629,261 and $(2,942), respectively.

A reconciliation of the U.S. federal statutory income tax rate of 21% to our effective income tax rate from continuing operations is as follows:

	For the Periods Ended December 31,
	2024	2023
Expected federal income tax expense (benefit)	$510,478	$(2,605)
State taxes, net of federal tax benefit	81,921	(418)
Tax credits	(4,497)	—
Change in uncertain tax positions	39,036	—
Non-deductible expenses	2,323	81

Income tax expense/ (benefit)	$629,261	$(2,942)

The deferred tax asset resulting from timing differences between financial and tax bases was associated with the following:

	December 31, 2024	December 31, 2023
Net operating loss carryforward	$—	$2,942
Allowance for bad debts	7,118	—

Net deferred tax assets	$7,118	$2,942

The Company files income tax returns in the U.S. federal and Colorado state jurisdictions. In evaluating tax positions, the Company applies the provisions of ASC 740, which require recognition of the tax benefit of a position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The assessment includes consideration of all available facts, legal authority, administrative practices, and past audit experience.

During 2024, the Company identified potential state income tax exposure related to unfiled income tax returns in certain U.S. jurisdictions where the Company may have created economic nexus through its nationwide digital advertising and ad-serving activities. In connection with this exposure, the Company recorded unrecognized tax benefits of approximately $40,000 as of December 31, 2024, related to potential state income tax liabilities arising from non-filing positions. The Company recognizes interest and penalties on uncertain tax positions as a component of income tax expense.

The Company’s 2023 and 2024 U.S. federal and Colorado state tax returns remain open to examination by taxing authorities. In jurisdictions where required returns were not filed, the related tax years remain open for assessment indefinitely.

IndiCue, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F - RELATED PARTY

The Company has a business relationship with Adtelligent, from which it purchased a software license (See Note G), as well as development, server and hosting, and customer relationship services. Adtelligent is partially owned by the CTO and co-founder of the Company. In addition, the Company purchased ad media from and sold advertising media to Adtelligent. Transactions with Adtelligent amount to the following for the year ended December 31, 2024 and period from inception (July 26, 2023) through December 31, 2023:

	For the Periods Ended December 31,
	2024	2023
Ad media purchases from Adtelligent	$5,985,650	$—
Ad media sales to Adtelligent	211,301	89
Out-staffed development services	153,309	—
Out-staffed customer relationship services	86,149	—
Server and hosting services	131,391	—

As of December 31, 2024, the Company had no outstanding receivables and $3,117,303 of outstanding payables. As of December 31, 2023, the Company had no amounts due to or from Adtelligent. The Company net settles the accounts receivable and payables and remits the net amount to Adtelligent. Since December 13, 2023 Adtelligent has allowed the Company to use its software for little or no consideration. Subsequent to December 31, 2024, the parties finalized their agreement for the license of the software on September 24, 2025 (See Note G).

NOTE G - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 16, 2025, the date which the financial statements have been available to be issued.

On July 4, 2025, the Reconciliation Bill commonly known as the “One Big Beautiful Bill Act” (the “OBBBA”) was enacted into law. OBBBA includes a broad range of tax reform provisions affecting businesses, including extending and modifying certain key Tax Cuts & Jobs Act provisions (both domestic and international), expanding certain Inflation Reduction Act incentives, and accelerating the phase-out of others. The Company is currently evaluating the impact of these provisions on the Company’s financial statements.

Effective January 1, 2025, the Company created the IndiCue 401(k) plan which allows for contributions by participants of up to 90% of annual compensation and provides for matching contributions by the Company equal to the participant’s contributions up to 100% of the first 1% of participant compensation and 50% of any compensation in excess of 1% up to 6% of participant compensation.

In June of 2025, the Company amended its 2023 Stock Plan to increase the number of shares reserved for issuance from 1,000,000 shares to 1,126,686 shares

On June 13, 2025, the Company granted stock options to employees and consultants for the purchase of 1,126,686 shares of Class A Common stock for an exercise price of $1.51 per share. The options have vesting terms that range from fully vesting upon issuance to vesting over a 30 month period of time. In the event of a corporate transaction all shares automatically vest.

On September 24, 2025, the Company finalized its agreement with Adtelligent under which it completed the purchase of software license and executed transition and master services agreements for services Adtelligent rendered to the Company since approximately February 2024. Under the terms of the agreement, the Company paid Adtelligent a cash software license fee of $300,000 and $849,263 for services provided to the Company through August 31, 2025. In addition, the Company issued 3,910,000 shares of Class A common stock and 1,541,990 shares of Class B common stock as consideration for the software license.